SCHEDULE A
                                     TO THE
                          EXPENSE LIMITATION AGREEMENT
                   EFFECTIVE AS OF NOVEMBER 29, 2010 BETWEEN
                       THE ADVISORS' INNER CIRCLE FUND II
                                      AND
                       CHAMPLAIN INVESTMENT PARTNERS, LLC


                    MAXIMUM ANNUAL OPERATING EXPENSE LIMITS


This Agreement relates to the following Funds of the Trust:


NAME OF FUND                              MAXIMUM ANNUAL OPERATING EXPENSE LIMIT

ADVISOR SHARES
Champlain Small Company Fund                              1.40%
Champlain Mid Cap Fund                                    1.30%
Champlain All Cap Fund                                    1.15%

INSTITUTIONAL SHARES
Champlain Mid Cap Fund                                    1.05%















Revised: November 19, 2013